UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 5, 2012

ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-29020	75-2528700
(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075-7840
(Address of Principal Executive Offices)	(Zip Code)

(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2012, ViewCast.com, Inc., a Delaware corporation (the “Company”), entered into an indemnification agreement with each of its executive officers and directors (each an “Indemnitee”). Pursuant to the indemnification agreements, the Company has agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from a “claim” (as such term is defined in the indemnification agreements) related to, or arising out of, such Indemnitee’s service as an officer, director, agent or fiduciary of the Company, or by reason of any actual or alleged action done or not done by such Indemnitee in such capacity. If requested by an Indemnitee in writing, the Company is required to advance to the Indemnitee ahead of the final disposition of a claim any and all expenses relating to the Indemnitee’s defense of such claim.

The obligations of the Company to provide indemnification is subject to a determination by the Board of Directors of the Company (the “Board”), or other person or body appointed by the Board, who is not a party to the particular claim, that such Indemnitee is permitted to be indemnified pursuant to such Indemnitee’s indemnification agreement or under applicable law. In such instances, the Company shall bear the burden of proof in establishing that any Indemnitee is not entitled to indemnification. Additionally, the Company is not required to indemnify an Indemnitee for: (i) expenses and the payment of profits relating to any violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or (ii) claims initiated or brought voluntarily by such Indemnitee, unless such claim is brought by an Indemnitee (A) with the permission of the Board; or (B) to enforce such Indemnitee’s rights under (x) his or her indemnification agreement, (y) the Company’s Certificate of Incorporation, as amended, Restated Bylaws or directors’ and officers’ liability insurance policy, if any, or (z) the Delaware General Corporation Law.

A copy of the form of indemnification agreement entered into between the Company and each executive officer and director is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above for a description of the Indemnification Agreements, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.
Date: March 8, 2012

	By:	/s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement.